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EXHIBIT 23.3

CONSENT OF MAULDIN & JENKINS, LLC

Consent of Independent Accountants

        We consent to the incorporation by reference in this Registration Statement our report, dated March 14, 2001, relating to the statements of income, shareholders' equity and cash flows of Walton Bank & Trust Company for the year ended December 31, 2000, included in the Current Report on Form 8-K for Main Street Banks, Inc. dated May 14, 2001.

/s/ Mauldin & Jenkins, LLC
Atlanta, Georgia July 18, 2003

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EXHIBIT 23.3 CONSENT OF MAULDIN & JENKINS, LLC Consent of Independent Accountants